Exhibit 99.1

NEOTHETICS PROVIDES BUSINESS UPDATE AND REPORTS THIRD QUARTER 2017

FINANCIAL RESULTS

SAN DIEGO, November 8, 2017 — Neothetics, Inc. (NASDAQ:NEOT) provided a business update and reported financial results for the third quarter 2017.

Third Quarter 2017 and Recent Corporate Highlights

•

In July 2017, Neothetics announced that its Board of Directors unanimously approved plans to initiate a process to explore and review a range of strategic alternatives focusing on seeking an acquisition, business combination or partnership that will allow for it to maximize shareholder value from its remaining assets and cash resources. Neothetics engaged Oppenheimer & Co., Inc. to act as its financial advisor for this process.  The Company also streamlined its operations in order to preserve its capital and cash resources, including implementing a reduction in the Company’s workforce.  The workforce was reduced to three employees during the third quarter and the Company expects to complete the reduction to two employees in the fourth quarter of 2017 or first quarter of 2018.

•

In October 2017, Neothetics announced it had entered into a definitive merger agreement under which a wholly-owned subsidiary of Neothetics will merge with and into Evofem Biosciences, Inc. in an all-stock transaction. The companies expect that the merger will position the combined company with an opportunity to become a leading women’s health company that develops and commercializes novel products. Upon closing of the transaction, Neothetics will be renamed Evofem Biosciences, Inc., and will be under the leadership of Evofem Biosciences’ Chief Executive Officer, Saundra Pelletier.

Third Quarter and Nine Months Ended September 30, 2017 Financial Results

Research and development expenses for the third quarter of 2017 were approximately $0.5 million, compared to $1.0 million for the same quarter in 2016.  Research and development expenses for the nine months ended September 30, 2017 were $3.6 million, compared to $5.7 million for the same period in 2016.  The decrease in research and development expenses year over year was primarily due to completion of the majority of the close-out activities for our AbCONTOUR1 and AbCONTOUR2 U.S. Phase 3 clinical trials and supplemental clinical trials and the reduction of personnel and other research and development activities.  The decreases were offset by the expenses incurred in 2017 for the Phase 2 proof-of concept clinical trial for the reduction of localized fat deposits under the chin and severance expenses.

General and administrative expenses for the third quarter of 2017 were approximately $1.3 million, compared to $0.9 million for the same quarter in 2016. Total general and administrative expense for the

Exhibit 99.1

nine months ended September 30, 2017 were $4.1 million, compared to $4.4 million for the same period in 2016.  The decrease in general and administrative expenses year over year was primarily attributable to the reduction of personnel expenses.  The decreases were offset by an increase in legal and consulting expenses associated with the contemplated strategic transaction.

Net loss for the third quarter of 2017 was $1.8 million, or $0.13 basic and diluted net loss per share, compared to a net loss of $2.4 million, or $0.17 basic and diluted net loss per share, for the same period in 2016.  For the nine months ended September 30, 2017, net loss was $7.6 million, or $0.55 basic and diluted net loss per share, compared to a net loss of $11.0 million, or $0.80 basic and diluted net loss per share, for the nine months ended September 30, 2016.

Cash and cash equivalents were $5.8 million as of September 30, 2017 compared to $11.5 million as of December 31, 2016.

About Neothetics, Inc.
Neothetics is a San Diego based clinical-stage specialty pharmaceutical company developing therapeutics for the aesthetic market.  Our focus has been on localized fat reduction and body contouring.  For more information on Neothetics, please visit www.neothetics.com.  Neothetics, LIPO-202, LIPO-102 and the Neothetics logo are trademarks or registered trademarks of Neothetics, Inc.  Other names and brands may be claimed as the property of others.

About Evofem Biosciences, Inc.

Evofem Biosciences develops and anticipates commercializing innovative products that support and promote women as the primary healthcare consumer. Evofem Biosciences is currently identifying and developing new and novel products to specifically address unmet needs in the areas of women’s sexual and reproductive health, the prevention of acquisition of sexually transmitted infections and products that address or promote general health and wellbeing. For more information on Evofem Biosciences, please visit www.evofem.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed merger and other contemplated transactions (including statements relating to satisfaction of the conditions to and consummation of the proposed merger, the expected ownership of the combined company, the alternatives to the proposed merger, and the ability of the combined company to raise additional capital to complete its clinical programs) constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that

Exhibit 99.1

our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties for Neothetics and Evofem Biosciences and of the combined company include, but are not limited to: inability to complete the proposed merger and other contemplated transactions in connection with the merger; liquidity and trading market for shares prior to and following the consummation of the proposed merger and proposed financing; costs and potential litigation associated with the proposed merger; the inability to raise the additional capital necessary to complete current and anticipated clinical trials; failure or delay in obtaining required approvals by the SEC or any other governmental or quasi-governmental entity necessary to consummate the proposed merger, including our ability to file an effective proxy statement/information statement/prospectus in connection with the proposed merger and other contemplated transactions in connection with the merger, which may also result in unexpected additional transaction expenses and operating cash expenditures on the parties; an inability or delay in obtaining required regulatory approvals for product candidates, which may result in unexpected cost expenditures; risks inherent in drug development in general; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; failure to realize any value of certain product candidates developed and being developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; inability to develop new product candidates and support existing products; the approval by the FDA and EMA and any other similar foreign regulatory authorities of other competing or superior products brought to market; risks resulting from unforeseen side effects; risk that the market for the combined company's products may not be as large as expected; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; inability to obtain and maintain commercial manufacturing arrangements with third party manufacturers or establish commercial scale manufacturing capabilities; loss of or diminished demand from one or more key customers or distributors; unexpected cost increases and pricing pressures; failure to obtain the necessary stockholder approvals or to satisfy other conditions to the closing of the proposed merger and the other contemplated transactions; a superior proposal being submitted to either party; uncertainties of cash flows and inability to meet working capital needs; and risks associated with the possible failure to realize certain benefits of the proposed merger, including future financial, tax, accounting treatment, and operating results. Many of these factors that will determine actual results are beyond Neothetics, Evofem Biosciences, or the combined company's ability to control or predict.

Other risks and uncertainties are more fully described in periodic filings with the Securities and Exchange Commission (the "SEC"), including the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation, Neothetics’ Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q and in other filings that Neothetics makes and will make with the SEC in connection with the proposed transactions, including the proxy statement described above "Important Information and Where to Find It." Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. Unless otherwise required by applicable securities laws, we do not intend, nor do we undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or

Exhibit 99.1

otherwise. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 99.1

Neothetics, Inc.

Condensed Statements of Operations

(Unaudited) Neothetics, Inc.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating expenses:
Research and development	$486,828	$964,937	$3,592,760	$5,653,432
General and administrative	1,332,848	905,176	4,081,001	4,407,408
Total operating expenses	1,819,676	1,870,113	7,673,761	10,060,840
Loss from operations	(1,819,676)	(1,870,113)	(7,673,761)	(10,060,840)
Interest income	13,400	13,935	40,084	50,078
Interest expense	—	(506,302)	—	(1,035,763)
Net loss	$(1,806,276)	$(2,362,480)	$(7,633,677)	$(11,046,525)
Net loss per share, basic and diluted	$(0.13)	$(0.17)	$(0.55)	$(0.80)
Weighted average shares used to compute basic and diluted net loss per share	13,831,747	13,816,464	13,830,981	13,786,207

Exhibit 99.1

Condensed Balance Sheets

(Unaudited)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$5,750,266	$11,477,852
Prepaid expenses and other current assets	380,005	1,029,546
Total current assets	6,130,271	12,507,398

Restricted cash	93,382	200,000
Property and equipment, net	22,463	109,320
Total assets	$6,246,116	$12,816,718
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$410,163	$503,739
Accrued severance	191,496	109,525
Other accrued expenses	794,739	288,928
Total current liabilities	1,396,398	902,192
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 13,831,747 and 13,828,496 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	1,383	1,382
Additional paid-in capital	138,332,367	137,763,499
Accumulated deficit	(133,484,032)	(125,850,355)
Total stockholders’ equity	4,849,718	11,914,526
Total liabilities and stockholders’ equity	$6,246,116	$12,816,718

COMPANY CONTACTS:

Susan A. Knudson

Chief Financial Officer

858-500-7780

sknudson@neothetics.com